UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 8, 2004
                Date of Report (Date of earliest event reported)

                              TRUSTMARK CORPORATION
             (Exact name of registrant as specified in its charter)

  Mississippi                        0-3683                       64-0471500
(State or other              (Commission File Number)           (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)

248 East Capitol Street, Jackson, Mississippi                       39201
  (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:            (601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Trustmark Corporation (NASDAQ:TRMK) announced that Fisher-Brown, Inc., Northwest Florida's leading insurance agency, has become a wholly-owned subsidiary of Trustmark National Bank. Fisher-Brown is headquartered in Pensacola and has offices in Milton, Mary Esther, Destin and Panama City, Florida. Because of its well-known identity and brand, Fisher-Brown will continue to operate under the name that has served it well for over 90 years.

Trustmark  Corporation is a financial  services  company  providing  banking and financial solutions through over 145 offices and 2,550 associates in Mississippi, Florida, Tennessee and Texas. For additional financial information, visit our website at www.trustmark.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement in this press release encompasses any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein, as well as the management assumptions underlying those forward-looking statements. Factors that might cause future results to differ from such forward-looking statements are described in Trustmark Corporation's filings with the Securities and Exchange Commission. Trustmark Corporation undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments, or otherwise.

Trustmark National Bank Contacts

Investors: Zach Wasson                        Joseph Rein
           Executive Vice President and CFO   First Vice President
           601-208-6816                       601-208-6898

Media:     Gray Wiggers
           Senior Vice President
           601-208-5942

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRUSTMARK CORPORATION


BY:        /s/ Zach L. Wasson
           ------------------
           Zach L. Wasson
           Treasurer
           (Principal Financial Officer)

DATE:      December 8, 2004